As filed with the Securities and Exchange Commission on August 30, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 30, 2022

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BGS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

In August 2021, we entered into an “at-the-market” (ATM) equity offering sales agreement (which we refer to in this report as the sales agreement) with BofA Securities, Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Citizens Capital Markets, Inc., SMBC Nikko Securities America, Inc. and TD Securities (USA) LLC, as sales agents relating to our offering and sale of up to 7,500,000 shares of our common stock, par value $0.01 per share, from time to time through an ATM equity offering program. To date, we have sold 6,547,627 shares of our common stock pursuant to the sales agreement and an automatic shelf registration statement on Form S-3 we filed with the Securities and Exchange Commission (SEC) on August 7, 2019 (File No. 333-233099) (which we refer to in this report as the 2019 shelf registration statement) and a prospectus supplement filed with the SEC on August 23, 2021 and the accompanying prospectus filed with the SEC on August 7, 2019. Following the expiration of the 2019 shelf registration statement on August 7, 2022 pursuant to Rule 415(a)(5), we filed a new automatic shelf registration statement on August 9, 2022 (File No. 333-266708) (which we refer to in this report as the 2022 shelf registration statement), that became immediately effective pursuant to Rule 462(e).

Today, August 30, 2022, we filed a prospectus supplement that relates to up to 952,373 shares of our common stock, representing the balance of the 7,500,000 shares that may be sold pursuant to the sales agreement, that we may offer and sell under the 2022 shelf registration statement pursuant to the prospectus supplement and the accompanying prospectus, and in accordance with the terms of the sales agreement.

Pursuant to the sales agreement, future sales of shares, if any, may be made (1) in ordinary brokers’ transactions, to or through a market maker, on or through the NYSE or any other market venue where the securities may be traded, in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended and (2) in such privately negotiated transactions, which may include block trades, as otherwise agreed between us and any sales agent, or through a combination of any such methods of sale. The sales agents may also sell our shares of common stock by any other method permitted by law.

Each sales agent will be entitled to compensation of up to 2.00% of the gross sales price for any shares of our common stock sold through it as sales agent under the sales agreement. The net proceeds we receive from the sale of our common stock in the ATM offering will be the gross proceeds received from such sales less the commissions and any other costs we may incur in issuing the shares of our common stock. Subject to the terms and conditions of the sales agreement, the sales agents are not required to sell any specific number or dollar amount of shares but will use their commercially reasonable efforts to sell on our behalf any shares to be offered under the sales agreement. Under the terms of the sales agreement, we also may sell shares to the sales agents as principal for their own accounts, at a price agreed upon at the time of the transaction, and we will describe the agreement in a separate pricing supplement. The offering of common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of the remaining 952,373 shares of common stock and (2) the termination by us or the sales agents of the sales agreement pursuant to its terms.

The timing and amount of any sales will be determined by a variety of factors considered by B&G Foods. We intend to use the net proceeds from any sales of our common stock under the ATM offering for general corporate purposes, which could include, among other things, repayment, refinancing, redemption or repurchase of long-term debt or possible acquisitions.

The remaining shares sold under the sales agreement, if any, will be offered, issued and sold pursuant to the 2022 shelf registration statement, including the prospectus, dated August 9, 2022 and the prospectus supplement, dated August 30, 2022, filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The sales agreement contains customary representations and warranties and indemnification obligations. The foregoing description of the sales agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated herein by reference.

A copy of the legal opinion and consent of Dechert LLP, relating to the validity of the shares to be issued in the ATM offering, is filed as Exhibit 5.1 and 23.1, respectively, to this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	ATM Equity OfferingSM Sales Agreement, dated as of August 23, 2021, between B&G Foods, Inc. and BofA Securities, Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Citizens Capital Markets, Inc., SMBC Nikko Securities America, Inc. and TD Securities (USA) LLC (filed as Exhibit 1.1 to B&G Foods’ Current Report on Form 8-K filed on August 23, 2021, and incorporated by reference herein)

5.1	Opinion of Dechert LLP, dated August 30, 2022

23.1	Consent of Dechert LLP (included in Exhibit 5.1)

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL and contained in Exhibit 101

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: August 30, 2022	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President, General Counsel and Secretary